    As filed with the Securities and Exchange Commission on August 24, 1998
                                                   Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                NCO GROUP, INC.
            (Exact name of Registrant as specified in its charter)


          Pennsylvania                                     23-2858652
---------------------------------                   ------------------------
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      identification number)

          515 Pennsylvania Avenue, Ft. Washington, Pennsylvania 19422
              (Address of Principal Executive Offices) (Zip Code)

                            1996 STOCK OPTION PLAN
                           (Full title of the plan)

           Michael J. Barrist, President and Chief Executive Officer
                                NCO Group, Inc
                            515 Pennsylvania Avenue
                      Ft. Washington, Pennsylvania 19422
                                (215) 793-9300
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                         Copies of Communications To:

                           Francis E. Dehel, Esquire
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                       Philadelphia, Pennsylvania 19103
                                (215) 569-5500
                              Fax: (215) 569-5555
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                    Proposed             Proposed
                                                                     maximum             maximum            Amount of
         Title of securities                Amount to be         offering price         aggregate          registration
           to be registered                 registered(1)           per share         offering price           fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value ...........    1,000,000 shares          $22.172 (2)      $22,172,000 (2)          $6,541
=========================================================================================================================

(1) Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of the Common Stock, reported on the Nasdaq National Market on August 20, 1998.

Rule 429 Legend: The prospectus which will be used in connection with sale of the securities covered by this Registration Statement issued pursuant to the 1996 Stock Option Plan will also be used in connection with the sale of securities covered by Registration Statement on Form S-8 (Registration No.333-42743) filed with the Commission on December 19, 1997.

         The purpose of this Registration Statement is to register an additional 1,000,000 shares of common stock for issuance pursuant to the Registrant's 1996 Stock Option Plan as a result of an amendment to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-42743, filed with the Securities and Exchange Commission ("Commission") on December 19, 1997, are incorporated herein by reference.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement.

         Exhibit No.       Description
         -----------       -----------

             5.1           Opinion of Counsel regarding legality

            23.1           Consent of PricewaterhouseCoopers LLP

            23.2           Consent of Counsel (included as part of Exhibit 5.1)

            24.1           Power of Attorney (included on page 3)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Washington, Pennsylvania, on the 21st day of August, 1998.

                            NCO GROUP, INC.


                            By:  /s/  Michael J. Barrist
                               ------------------------------------------------
                                     Michael J. Barrist,
                                     Chairman of the Board, President and Chief
                                     Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Barrist and Steven L. Winokur, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable NCO Group, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                SIGNATURE                                      Title(s)                                  Date
-----------------------------------------    --------------------------------------------   ------------------------------

/s/   Michael J. Barrist                     Chairman of the Board, President and                  August 21, 1998
-----------------------------------------    Chief Executive Officer (principal
      Michael J. Barrist                     executive officer)


/s/   Charles C. Piola                       Executive Vice President and Director                 August 21, 1998
-----------------------------------------
      Charles C. Piola

/s/   Steven L. Winokur                      Executive Vice President, Finance, Chief              August 21, 1998
-----------------------------------------    Financial Officer and Treasurer (principal
      Steven L. Winokur                      financial and accounting officer)


/s/   Bernard R. Miller                      Executive Vice President, Development and             August 21, 1998
-----------------------------------------    Director
      Bernard R. Miller

/s/   Eric S. Siegel                         Director                                              August 21, 1998
-----------------------------------------
      Eric S. Siegel

/s/   Allen F. Wise                          Director                                              August 21, 1998
-----------------------------------------
      Allen F. Wise


                                      -3-